UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

Aramark

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Aramark

1101 Market Street

Philadelphia, Pennsylvania 19107

SUPPLEMENT TO PROXY STATEMENT

For

THE 2017 ANNUAL MEETING OF SHAREHOLDERS

To Be Held February 1, 2017

On December 22, 2016, Aramark (the “Company”) filed with the Securities and Exchange Commission and made available to its shareholders a definitive proxy statement (the “Proxy Statement”) for the Company’s 2017 Annual Meeting of Shareholders (the “Annual Meeting”) scheduled to be held on February 1, 2017 at 10:00 a.m. Eastern Standard Time at the Philadelphia Marriott Downtown, 1201 Market Street, Philadelphia, Pennsylvania 19107. The Proxy Statement contains, among other things, a proposal to approve the Company’s Amended and Restated 2013 Stock Incentive Plan (the “Amended Stock Plan”). This proxy statement supplement, dated January 13, 2017, supplements the Proxy Statement (this “Supplement”). Terms used but not defined in this Supplement shall have the meaning given to them in the Proxy Statement.

In order to make information available to our shareholders and their advisors, we are providing additional information with respect to the number of shares that remain available for future grant under the Company’s 2013 Stock Incentive Plan (the “Existing Plan”) and the Company’s Fifth Amended and Restated Aramark 2007 Management Stock Incentive Plan (the “2007 Stock Plan”) as of December 13, 2016, the record date for the annual meeting, and the number and types of equity awards outstanding as of such date under both the Existing Plan and the 2007 Stock Plan, such that this information as of the record date (as compared to as of the end of fiscal 2016) is available in connection with the evaluation of the proposal to approve the Amended Stock Plan. The information provided in the Proxy Statement continues to apply and should be considered in voting your shares.

Supplemental Data

The following table includes information regarding outstanding equity awards and shares available for future awards under the Existing Plan and the 2007 Stock Plan as of December 13, 2016:

	2007 Plan	Existing Plan
Total shares underlying outstanding options	9,157,963	8,610,461
Weighted average exercise price of outstanding options	$13.37	$30.45
Weighted average remaining contractual life of outstanding options	4.96 years	8.58 years
Total shares subject to outstanding, unvested full-value awards	349,838	3,830,552
Total shares currently available for grant	-0-	11,894,545

Voting Matters

If you have already returned your proxy or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxies already returned by shareholders (via Internet, telephone or mail) will remain valid and will be voted at the Annual Meeting unless revoked. If you have not yet returned your proxy card or submitted your voting instructions, please complete the card or submit instructions. Important information regarding how to vote your shares and revoke proxies already submitted is available in the Proxy Statement under the caption “General Information.”

Sincerely,

Stephen R. Reynolds
Executive Vice President, General Counsel and Secretary

January 13, 2017